Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88260, 333-88258, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474, 333-105341 and 333-124807) of Orbital Sciences Corporation of our report dated June 24, 2011 relating to the financial statements of the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
June 24, 2011